UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2010 (February 2, 2010)

ULTIMATE ESCAPES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33743	26-0188408
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 W. Vine Street, Suite 225
Kissimmee, Florida 34741
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (407) 483-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rules or Standard; Transfer of Listing.

As previously reported, following the closing of Ultimate Escapes, Inc.’s (the “Company”) acquisition of Ultimate Escapes Holdings, LLC (the “Acquisition”), the Company was notified by the NYSE Amex (the “Exchange”) that it failed to satisfy the Exchange’s listing standards.  As a result of the Company’s non-compliance, the Exchange advised the Company that its securities were subject to delisting unless the Company requested a hearing before a Listing Qualifications Panel of the Exchange’s Committee on Securities (the “Panel”).  Accordingly, the Company requested a hearing and appeared before the Panel on January 28, 2010. At the hearing, the Company conceded that it did not satisfy all applicable original listing criteria as it was required to do upon completion of the Acquisition.  Notwithstanding, the Company advised the Panel that it has filed a registration statement with the U.S. Securities and Exchange Commission on Form S-1, for a secondary public offering  that the Company expects will, if completed, enable it to satisfy all applicable original listing criteria.

On February 2, 2010, the Panel issued its decision.  In sum, the Panel determined that the Exchange Staff should continue with the “delisting procedures without prejudice to the Company going through the initial listings process once it has definitively met the initial listings criteria.”  Following the issuance of the Panel’s decision, the Exchange Staff advised the Company that the suspension would take effect on February 17, 2010, unless the Company completes the planned public offering and demonstrates compliance with the applicable listing requirements. In furtherance of this process, on February 4, 2010, the Exchange Staff notified the Company that the Exchange had cleared the Company to file an Original Listing Application (which the Company filed with the Exchange on February 5, 2010), thus facilitating the Company’s continued listing on the Exchange, provided the Company successfully completes its planned public offering on or before February 16, 2010, and thereby demonstrates compliance with all applicable original listing criteria.  Accordingly, the Company’s securities will remain listed on the Exchange pending the completion of the planned public offering on or before February 16, 2010.

Additional Information:  A registration statement relating to the Company’s proposed public offering has been filed with the Securities and Exchange Commission but has not yet become effective. The securities described in that registration statement may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be a sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  No offer to buy the securities can be accepted and no part of the purchase price can be received until the registration statement has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date.  Copies of the prospectus relating to the offering may be obtained from the Company at 3501 West Vine Street, Suite 225, Kissimmee, Florida 34741, or by calling (407) 483-1900.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTIMATE ESCAPES, INC.

/s/ James M. Tousignant
James M. Tousignant
Chief Executive Officer

Dated: February 8, 2010